UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2005 (March 17, 2005)
                                                 ------------------------------

                                  GenTek Inc.
                ------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

Delaware                              001-14789                  02-0505547
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(State or other                (Commission File Number)      (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)

                90 East Halsey Road, Parsippany, NJ                  07054
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               (Address of Principal Executive Offices)            (Zip Code)

Registrant's telephone number, including area code   (973) 515-3221
                                                     --------------

                                 Not Applicable
          -----------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS

     On March 17, 2005, Bruce D. Martin, a Class III member of the board of directors (the "Board") of GenTek Inc. (the "Company"), informed the Company he will be resigning from the Board. Mr. Martin requested that his resignation be effective on April 15, 2005. Mr. Martin's decision was not as a result of any disagreements with the Company.

     Jack Johnson, Chairman of GenTek, had the following comment on Mr. Martin's resignation:

     As Chairman, I would like to thank Bruce for his financial expertise which was critical during the past year and a half in establishing the current financial cornerstone of the Company for the future. I know all the Board members will miss Bruce's participation and vision.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

     (c)   Exhibits

     None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GENTEK INC.
                                       -------------------------
                                       (Registrant)


Date:  March 22, 2005              By: /s/ Matthew M. Walsh
                                       --------------------
                                       Name: Matthew M. Walsh
                                       Title: Vice President and Chief Financial
                                              Officer